AMENDMENT TO RETENTION AND SEVERANCE AGREEMENT

THIS IS AN AMENDMENT (the “Amendment”) to that certain retention and severance agreement (the “Agreement”) dated as of the 11th day of October, 2001, between MPOWER COMMUNICATIONS CORP., a Nevada corporation (the “Company”) and Steven Reimer (“Executive”).

The Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following amendments to the Agreement.

1.	Paragraph 4(a) of the Agreement is amended as follows:

4. Severance Benefit.

(a) You are entitled to receive a severance benefit (the “Severance Benefit”) of one times your salary immediately preceding your termination if your employment is terminated (i) by the Company without Cause, (ii) due to your death or Disability, or (iii) by you for Good Reason.

2.
Executive shall have no right to have paid or payable from any trust adopted by the Company, any portion of the Severance Benefit in excess of $150,000, unless and until all other employees entitled to receive payments from the trusts established by the Company for the purpose of paying severance benefits have been paid in full all of the severance benefits they are each entitled to.

3.
Except as amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. Moreover, it is the intention of the parties hereto that if this Amendment is void, becomes voidable, or otherwise is or becomes unenforceable as drafted, then the Agreement shall continue in full force and effect, in accordance with the terms and conditions thereof immediately prior to the execution of this Amendment. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this 25th day of January, 2005.

MPOWER COMMUNICATIONS CORP.

/s/ Rolla P. Huff	/s/ Steven Reimer

Rolla P. Huff Chairman and CEO	Steven Reimer